UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 1, 2021
iRhythm Technologies, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-37918	20-8149544
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
699 8th Street, Suite 600
San Francisco, California 94103
(Address of principal executive office) (Zip Code)
(415) 632-5700
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, Par Value $0.001 Per Share	IRTC	The NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 1, 2021, iRhythm Technologies, Inc. (the “Company”) announced that Michael J. Coyle had resigned from his position as President and Chief Executive of the Company and from its board of directors (the “Board”) for personal reasons, effective immediately. It is expected that in connection with his resignation, Mr. Coyle will enter into a consulting agreement pursuant to which Mr. Coyle will assist with the transition of his role and consult for the Company following his resignation. Effective June 1, 2021, the Board reduced its size from nine members to eight members.

The Company also announced that Doug J. Devine, age 51, has been appointed as the Company’s interim Chief Executive Officer, effective June 1, 2021. Since June 2020, Mr. Devine has been the Company’s Chief Financial Officer and he will continue to retain that title. Prior to joining the Company, Mr. Devine had served as the Senior Vice President and Chief Financial Officer of GlobalFoundries, a global foundry for technology companies from November 2017 until May 2020. From January 2014 to November 2017, Mr. Devine served as Chief Financial Officer and Sr. Vice President of UTAC Holdings Ltd., a semiconductor testing and assembly company. Mr. Devine was also Chief Financial Officer of Soraa Laser Diode, Inc., a lighting company, from January 2013 to December 2013 and Stion Corp., a solar company, from February 2011 to December 2013. Mr. Devine also served as Vice President of Finance of NVIDIA Corp., a computer gaming company, from September 2009 to March 2011 and as Senior Controller of Intel Corp. from April 1997 to September 2009. Mr. Devine received an M.B.A. in Finance and a Bachelor of Science in Engineering from the University of Michigan and is also a certified public accountant.

Mr. Devine participates in the Company’s Executive Change in Control and Severance program, which was filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2020 filed with the SEC on August 7, 2020. In addition, Mr. Devine has entered into the Company’s standard form of indemnification agreement, which was filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (File No. 333-213773) filed with the SEC on September 23, 2016.

There are no arrangements or understandings between Mr. Devine and any other persons pursuant to which he was appointed as an officer of the Company. Mr. Devine has no family relationships with any of the Company’s directors or executive officers, and, other than as described above, Mr. Devine does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On June 1, 2021, the Company issued a press release announcing Mr. Coyle’s resignation and the appointment of Mr. Devine as the Company’s interim Chief Executive Officer effective June 1, 2021. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Exhibits

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release dated June 1, 2021.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

IRHYTHM TECHNOLOGIES, INC.

Date: June 1, 2021	By:	/s/ Douglas J. Devine
Douglas J. Devine
Interim Chief Executive Officer and Chief Financial Officer